                                  EXHIBIT 5.3



                   [POTTER ANDERSON & CORROON LLP LETTERHEAD]



                               February 18, 1998

Airplanes U.S. Trust
c/o Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, Delaware 19890-0001

     Re: Airplanes U.S. Trust
         Airplanes Refinancing Notes

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Airplanes U.S. Trust, a Delaware business trust (the "Company"), in connection with the prospective issuance by the Company of refinancing notes the net proceeds of which will be used to refinance any or all of the Company's outstanding A-1 through A-3 Notes and the Class B Notes (collectively, the "Refinancing Notes"). The Refinancing Notes will be issued pursuant to Indenture Supplement No. 1 to be dated as of March 16, 1998 (the "Supplement to the Indenture") among the Company,
Airplanes Limited, a limited liability company incorporated in Jersey, Channel Islands ("Airplanes Limited"), as guarantor of the Refinancing Notes, and Bankers Trust Company (in its individual capacity, "Bankers Trust") not in its individual capacity but solely as trustee (the "Indenture Trustee"), to the Trust Indenture dated as of March 28, 1996 (the "Indenture") among the
Company, Airplanes Limited and Bankers Trust. Capitalized terms used but not defined herein are used as defined in the Amended and Restated Trust Agreement dated as of March 11, 1996 (the "Trust Agreement") by and among GPA, Inc., as settlor, and Wilmington Trust Company, Roy M. Dantzic, William A. Franke, Hugh
R. Jenkins and William M. McCann as Trustees thereunder, and Patrick H. Blaney and John F. Tierney, as withdrawing trustees thereunder.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents but have conducted no independent factual

Airplanes U.S. Trust
February 18, 1998
Page 2


investigation of our own: (a) the Trust Agreement; (b) the Certificate of the Trust dated November 29, 1995 as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State"), as amended by the Restated Certificate of Trust of the Trust dated February 13, 1998 as filed with the Secretary of State (together, the "Certificate of Trust"); (c) a certificate of Good Standing for the Trust dated the date hereof obtained from the Secretary of State; (d) the Indenture; (e) the draft form of the Supplement to the Indenture appearing as Exhibit 4.16 to Form S-1 of the Registration Statement (defined below); and (f) the Registration Statement on Form S-1 (Registration No. 333-43453) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), on December 30, 1997 (the "Registration Statement"), including the preliminary prospectus set forth therein (the "Prospectus"), relating to among other things, the issuance and sale of the Refinancing Notes. As to certain facts material to the opinions set forth herein, we have relied upon the representations and warranties contained in the documents examined by us, all of which we have assumed to be true, complete and accurate in all material respects.

     The opinions set forth herein are limited to the laws of the State of Delaware, and we express no opinion with respect to (i) federal securities laws, including without limitation the 1933 Act, as amended, the Securities and Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, or (ii) state securities or blue sky laws. For purposes of the opinions expressed below, we have assumed that the Indenture, the Supplement to the Indenture and the Refinancing Notes are governed by the laws of the State of Delaware. The opinions set forth herein are subject to (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, receivership and similar laws affecting the rights and remedies of creditors generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) public policy limitations with respect to exculpation and indemnity provisions.

     In rendering the opinions set forth herein, we have assumed that the Supplement to the Indenture will not differ in any material respect from the form of Supplement to the Indenture filed as an exhibit to the Registration Statement, and that the Indenture and Trust Agreement have not otherwise been amended or supplemented. We have further assumed that the Refinancing Notes, when issued, will be in the appropriate form

Airplanes U.S. Trust
February 18, 1998
Page 3

as required by the Indenture and will reflect the appropriate terms and conditions as authorized by the Controlling Trustees and as provided in the Supplement to the Indenture. In addition, we have assumed the existence, due authorization execution and delivery by each party thereto of each of the Trust Agreement and (except for the Company) the Indenture; that the Indenture, the Supplement to the Indenture and the Refinancing Notes constitute the legal, valid and binding obligations of the parties thereto, enforceable against each in accordance with their respective terms under the laws of New York under which they are expressed to be governed; and that each party to the Trust Agreement and (other than the Company) to the Indenture and the Supplement to the Indenture, has and had at the time of execution, the full power, authority, legal capacity with respect to natural persons, and legal right to authorize, deliver and perform each such document. We have further assumed that the Trust Agreement constitutes the entire agreement among each of the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Company and that no termination event under Section 6.1 of the Trust Agreement has occurred.

     To the extent that any opinion expressed herein speaks to an event which may occur after the date hereof (a "Future Event"), we have assumed that at the time of any such Future Event no change in any circumstance of fact or law that exists on the date hereof (or that has been expressly assumed by us herein) will have occurred such as to adversely affect the validity of any opinion expressed herein.

     Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, we are of the opinion that:

     1. The Company has been duly created and is validly existing as a business trust under the laws of the State of Delaware and has full trust power and, upon due authorization by the Controlling Trustees as set forth in the Trust Agreement, authority to execute and deliver the Supplement to the Indenture and issue the Refinancing Notes as described in the Prospectus;

     2. When the Supplement to the Indenture has been duly and validly authorized, executed and delivered by the Company and the other parties thereto in accordance with all relevant applicable laws, it will constitute the legal, valid

Airplanes U.S. Trust
February 18, 1998
Page 4

and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms: and

     3. When the Refinancing Notes have been duly authorized, executed and delivered by the Company pursuant to the authorization of the Controlling Trustees as provided in the Trust Agreement and issued and sold by the Company as contemplated by the Registration Statement, the Refinancing Notes will be legally and validly issued and will constitute validly binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission. We do not assume any responsibility for the contents of the Prospectus.


                                              Very truly yours,



                                              [SIG]